UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ASIA CORK, INC.
(Name of Registrant as Specified In Its Charter)

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ASIA CORK, INC.

3rd Floor, A Tower of Chuang Xin
Information Building
No. 72 Second Keji Road, Hi Tech Zone
Xi’An, China
Telephone number (011) 86-13301996766

October 4, 2010

INFORMATION STATEMENT

Dear Stockholder:

This Information Statement (the "Information Statement") is furnished by the Board of Directors of Asia Cork, Inc., a Delaware corporation (the "Company", or "us"), to the stockholders of record of the Company at the close of business on August 31,  2010 (the "Record Date") to provide information with respect to certain corporate actions taken by written consent of the holders of a majority of the outstanding shares of the Company's common stock that were entitled to vote on such actions (the "Majority Stockholders").

We are sending you this Information Statement to inform you that on September 2, 2010, the Board of Directors of the Company adopted a resolution seeking shareholder approval to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock par value $0.0001 per share (the “Common Stock”) with a ratio within a range of 1-for-10 to 1-for-30 (the “Reverse Split Range”), with the exact ratio within the Reverse Split Range to be determined by the Board of Directors, as a result of which every ten (10) to thirty (30) outstanding shares of Common Stock before the reverse stock split shall represent one share of Common Stock.   Majority Stockholders, holding approximately 53% of the outstanding shares of the Company's common stock, have approved by written consent, a resolution to authorize the Board of Directors, in its sole discretion, to effect a reverse split of the Company’s Common Stock based upon a ratio of not less than one for ten nor more than one for thirty shares.   The final reverse stock split ratio within the Reverse Split Range will be determined solely by the Board of Directors at any future date as determined by the board, without any further action or approval of the stockholders.   The Board of Directors anticipates that the reverse stock split will occur in conjunction with (1) a proposed offering of Company’s securities as described in that certain Registration Statement on Form S-1 (Registration #333-164893), which registration statement has not been declared effective by the Securities and Exchange Commission and (2) to meet the listing standards of a national securities exchange which requires, among other criteria, that the Company’s shares have a certain minimum per share bid price.  There can be no assurance that the offering will be consummated or that a national securities exchange will approve the listing of our Common Stock.

All actions pursuant to the written consent of stockholders described above will be taken at such future date as determined by the Board of Directors, as evidenced by the filing of instruments to amend the Certificate of Incorporation with the Secretary of State of the State of Delaware, on or after the 20th day following the mailing of this Information Statement to stockholders.

Therefore, all required corporate approvals for these actions have been obtained. This Information Statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by Rule 14c-2 under the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,
s/ Pengcheng Chen
Chief Executive Officer

ASIA CORK, INC.

3rd Floor, A Tower of Chuang Xin
Information Building
No. 72 Second Keji Road, Hi Tech Zone
Xi’An, China
Telephone number (011) 86-13301996766
October 4, 2010

PURPOSE OF INFORMATION STATEMENT

This Information Statement (the "Information Statement") is being mailed on or about October 4, 2010 to the stockholders of record of Asia Cork, Inc., a Delaware corporation (the "Company", or "us"), at the close of business on August 31, 2010 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished by our Board of Directors to provide stockholders with information concerning an amendment to our Certificate of Incorporation to effect a  reverse split of the Company's common stock (the “Reverse Split”) approved by the holders of a majority of our voting stock (the "Majority Stockholders"), on the Record Date pursuant to a written consent authorizing the Board of Directors, in its sole discretion, to effect a reverse split of the Company’s Common Stock based upon a ratio of not less than one for ten nor more than  one for thirty  shares.

RECORD DATE AND VOTING SECURITIES

 Only stockholders of record at the close of business on the Record Date were entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company had one series of common stock, par value $0.0001 per share, outstanding. On the Record Date, 35,663,850 validly issued shares of our common stock were issued and outstanding and held of record by approximately 96 registered stockholders.

STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 228 of the Delaware General Corporation Law (the "DGCL"). Section 228 provides that any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of the Company, we chose to obtain the written consent of a majority of the Company's voting stock to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 days after this Information Statement has first been sent or given to the Company's stockholders.

DISSENTERS' RIGHTS

The DGCL does not provide for dissenters' rights in connection with any of the actions described in this Information Statement, and we will not provide stockholders with any such right independently.

DISTRIBUTION

This Information Statement is first being mailed to stockholders on or about October 4, 2010.  The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A
REVERSE STOCK SPLIT OF OUR COMMON STOCK

GENERAL

On September 2, 2010, our Board of Directors unanimously approved and recommended that the stockholders approve, and, the Majority Stockholders have approved, an amendment to the Certificate of Incorporation to effect a reverse stock split of our common stock and have authorized the Board of Directors, in its sole discretion, to effect a reverse split of the Company’s Common Stock based upon a ratio within a range of 1– for – 10 to 1 – for-30 (the “Reverse Split Range”), with the exact ratio within Reverse Split Range to be determined by the Board of Directors, as a result of which every ten (10) to thirty (30) outstanding shares of Common Stock before the reverse stock split shall represent one share of Common Stock after the reverse stock split.

The reverse stock split, when implemented, will not change the par value of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder who owns two or more shares will hold the same percentage of common stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the reverse stock split.

The Board of Directors recommended that these matters be submitted for a vote of the stockholders of the Company.

CONSENT REQUIRED

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in the certificate of incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted.   In order to reduce the costs and management time involved in holding a special meeting, in lieu of a special stockholder meeting our Board of Directors decided to obtain approval of the requisite majorities of our Common Stock by written consent.

Approval of the amendment required the consent of the holders of a majority of the outstanding shares of our common stock, as of the Record Date. The Majority Stockholders, who owned 53% of the outstanding shares of our common stock as of the Record Date, have given their consent to the amendment, and, accordingly, the requisite stockholder approval for this action was obtained by the execution of the Majority Stockholders’ written consent in favor of the action. We do not intend to seek additional stockholder approval prior to the effectiveness of this action. This Information Statement is being mailed to you solely for your information. We are not providing you with a proxy and you are not requested to send a proxy.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Should the Board of Directors determine that it is in the Company’s best interests to effect the Reverse Split, the Company may, at any time commencing 20 days after this Information Statement has first been sent or given to stockholders, amend our Certificate of Incorporation to effect the reverse stock split in the ratio determined by the Board of Directors in its sole discretion, within the range approved by the Majority Stockholders.  The Board of Directors of the Corporation may suspend or withdraw the reverse stock split any time before the reverse stock split is effective if the Board Directors deems it in the best interests of the Company and its stockholders to do so.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

The market price per new shares of our common stock after the reverse stock split (the "New Shares") may not rise or remain constant in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split ("Old Shares"). In the future, the market price of our common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split. A decline in the market price of the Company’s common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split and the liquidity of the Company’s common stock could be adversely affected following such a reverse stock split.

 NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

PURPOSE OF THE REVERSE SPLIT

The Company’s Board of Directors has determined that it is in our best interest to effect the Reverse Split  The reverse split ratio will be within a range from 1-for-10, to 1-for-30, with every ten (10) to thirty (30) shares (depending on the exact ratio) to be combined and exchanged for one (1) share of Common Stock after the stock split, with all resulting fractional shares held by each holder rounded up to the next whole share.  The Board of Directors anticipates that the Reverse Split will occur in conjunction with (1) the closing of a proposed offering of Company’s securities as described in that certain Registration Statement on Form S-1 (Registration #333-164893), which registration statement has not been declared effective by the Securities and Exchange Commission and (2) to meet the listing standards of a national securities exchange which requires, among other criteria, that the Company’s shares have a certain minimum per share bid price.  There can be no assurance that the proposed offering will be consummated or that a national securities exchange will approve the listing of our Common Stock.

In addition, the Board of Directors believes that an increased per-share price that is expected to result from the Reverse Split may encourage investor interest and make the shares a potential investment for a broader range of investors, which would improve liquidity.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split may enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company’s Common Stock.

The purpose of seeking stockholder approval of a range of exchange ratios from 1-for-10 to 1-for-30 (rather than a fixed exchange ratio) is to provide management with flexibility to determine an appropriate reverse split ratio and bring it into effect on short notice, when needed in connection with a corporate event, for example, the pricing of a corporate transaction.  The Board of Directors would effect the Reverse Split only upon the Board’s determination that a reverse stock split would be in the best interests of the Company at that time.  If the Board of Directors were to effect a Reverse Split, the Board of Directors would set the timing for such a split and select the specific ratio within the permitted range.  No further action on the part of stockholders would be required to either implement or abandon the Reverse Split.  If the Board of Directors determines that the Company will effect the Reverse Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Reverse Split, including the specific ratio selected by the Board.  The Board of Directors reserves its right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.  For the above reasons, the Board of Directors recommended that the stockholders approve the proposal regarding the Reverse Split, subject to further actions by the Board, and the Majority Shareholders approved the Reverse Split. .

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

Corporate Matters.

The Reverse Split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock.  The Reverse Split will affect all of our common stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse stock split results in any stockholders owning a fractional share.  See "Fractional Shares" below.

The Reverse Split will affect all stockholders uniformly and will not affect materially such stockholders' percentage ownership interests in the Company. Common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. Following the Reverse Split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares.

No scrip or fractional certificates will be issued in connection with the Reverse Split. Instead, any fractional share that results from the Reverse Split will be rounded up to the next whole share.  This is being done to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the Reverse Split. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

As of the Record Date, we had 200,000,000 shares of common stock authorized and 35,663,850 shares of common stock outstanding. Holders of an aggregate of 18,913,335 shares of Common Stock, representing 53% of all votes entitled to be cast by holders of the voting capital stock, approved the Reverse Split Amendment. Although the number of shares of common stock we are authorized to issue will not change as a result of the Reverse Split, the number of shares of our common stock issued and outstanding will be reduced to a range of approximately 1,069,915 to 3,566,385 shares, depending on the reverse stock split ratio determined by the Board of Directors.  Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of common stock may also be diluted.

Options and Warrants.

Holders of options and warrants to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of Common Stock not evenly divisible by the Reverse Split ratio, will receive a number of shares of Common Stock rounded up to the nearest whole number.  All outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, from one-tenth to one--thirtieth (as applicable) of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split, at an exercise price equal to ten to thirty times (as applicable) the exercise price specified before the Reverse Split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Split.

 Authorized Shares.

The Company is presently authorized under its Certificate of Incorporation to issue 200,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).  Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock and Preferred Stock would remain the same, although the number of shares of Common Stock issued and outstanding will decrease.  The issuance in the future of additional shares of our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock.  The effective increase in the number of authorized but unissued and unreserved shares of the Company’s Common Stock may be construed as having an anti-takeover effect as further discussed below.  For example, if we effect a 1-for-10 Reverse Split, the authorized but unissued shares of Common Stock that will be available for future issuances will increase to 294,333,615, and we may issue such additional shares in future financings or otherwise.  Although we currently do not have any plans, proposals or arrangements to make new issuances, if we do issue additional shares, the ownership interest of holders of our Common Stock would be diluted.  Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock

Accounting Matters.

The Reverse Split will not affect the par value of our common stock. As a result, as of the effective time of the Reverse Split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect.

Although, the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Split is not a response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by our management to recommend a series of similar amendments to our Board of Directors and stockholders.  Other than the Reverse Split Amendment, , our Board of Directors does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If the Board determines that it is in the best interest of the Company to effect the Reverse Split, such stock split will become effective at such future date determined by the Board as the Certificate of Amendment of the Certificate of Incorporation (“Certificate of Amendment”), substantially in the form attached hereto as  Appendix A , is filed with the Secretary of State of the State of Delaware (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement.  Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, the Company will provide public disclosure that the Reverse Split has been effected, and of the reverse split ratio.  The Company expects that its transfer agent, Olde Monmouth Stock Transfer Co., Inc., will act as exchange agent for purposes of implementing the exchange of the pre-Reverse Split stock certificates (“Old Certificates”).  Holders of Old Shares will be asked to surrender to the exchange agent the Old Certificate representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders.  No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s Old Certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent.  Even if not exchanged, after the Reverse Split becomes effective, Old Certificates will thereafter represent post-Reverse Split shares of Company Common Stock when transferred, sold, or otherwise disposed of, and if any such Old Certificates are submitted to the transfer agent after the Reverse Split, such Old Certificates will automatically be exchanged for certificates representing the New Shares.  After the Reverse Split, until surrendered, the outstanding Old Certificates held by a stockholder will represent the right to receive the number of whole shares of New Common Stock to which the stockholder is entitled.  All reasonable expenses of the exchange of Old Certificates, which includes the issuance of one new replacement certificate per stockholder, will be borne by us.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following discussion is a general summary of the material U.S. federal income tax consequences of the Reverse Split to a current stockholder of the Company that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (sometimes referred to herein as a “U.S. stockholder”), and who holds stock of the Company as a “capital asset,” as defined in Section 1221 of the Code.  This discussion does not purport to be a complete analysis of all of the potential tax effects of the Reverse Split.  Tax considerations applicable to a particular stockholder will depend on that stockholder’s individual circumstances.  The discussion does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities).  The discussion also does not address any tax consequences arising under U.S. federal non-income tax laws, such as gift or estate tax laws, or the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock of the Company through such entities.

The following discussion is based upon the Code, U.S. Treasury Department regulations promulgated thereunder, published rulings of the Internal Revenue Service (the “IRS”) and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time.  Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s deemed exchange of Old Shares for New Shares pursuant to the Reverse Split.  The aggregate tax basis of the New Shares received in the Reverse Split should be the same as such stockholder’s aggregate tax basis in the Old Shares being exchanged, and the holding period of the New Shares should include the holding period of such stockholder in the Old Shares.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular stockholder may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Reverse Split, including tax reporting requirements, the applicability and effect of foreign, U.S. federal, state and local and other applicable tax laws and the effect of any proposed changes in the tax laws.

STOCK OWNERSHIP

The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and our other executive officers, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

Name and Address of Beneficial Owner of Shares	Position	Number of shares held by Owner		Percent of Class
Pengcheng Chen (1)	CEO/Director	7,911,450	(1)	22.18%
Fangshe Zhang (2)	Chairman/Director	5,402,906	(2)	15.15%
Yi Tong	CFO/Director	––		––
Shengli Liu	Chief Operating Officer/Vice Manager/Director	800,000		2.24%
Tianbao Guo	Chief Technical Officer	––		––
Genshe Bai	Director	1,200,000		3.37%
Genhu Yang	Director	800,000		2.24%
Xiaodong Wen	Director	---		---
Tao Wang	Director	---		---
Executive Officers & Directors as a Group		16,114,363		45.18%
———————
(1)	Having an address at No. 23, Tiyu Street, Chang’an District, Xi’an, China.

(2)	Having an address at No. 5, Beisan Street, Beida Village, Dongda Town, Chang'an County, Xi'an, China.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates.  You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet ( http://www.sec.gov ) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split that is not shared by all other stockholders of ours.

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION OF
ASIA CORK INC.

Asia Cork  Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “  Corporation  ”), does hereby certify:

FIRST:  The Board of Directors of the Corporation (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution authorizing the Corporation to effect a [    ] ( ) to one (1) reverse split of the Common Stock, par value $0.0001, whereby every [    ] ( ) issued and outstanding shares of the Corporation’s Common Stock (including each share of treasury stock), shall automatically and without any action on the part of the holder thereof be combined into one (1) fully paid and non-assessable share of Common Stock of the Corporation (the “  Common Stock   ”) and to file this Certificate of Amendment:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered “Article IV” so that, as amended, said Article shall be amended to add the following section:

Article IV, Section C:

C. Upon the date that this Certificate of Amendment to the Certificate of Incorporation of the Corporation becomes effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Date”), each [_____] shares of common stock, par value $0.0001 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of common stock, par value $0.0001 per share (“New Common Stock”), of the Corporation.  No fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued.  In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of the New Common Stock.  Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.  A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

SECOND: That in lieu of a meeting and vote of stockholders, holders of a majority of the issued and outstanding shares of our capital stock that are entitled to vote;, have given Written Consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this ___ day of _______________, 2010.

By:
Name:	Pengcheng Chen
Title:	Chief Executive Officer

A-1